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SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 240.14a-12
Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

            NOTICE OF ANNUAL MEETING

        The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, on Tuesday, May 20, 2003, at 9:00 a.m., for the following purposes:

  1.
  To elect a Board of eight (8) Directors.

  2.
  To approve an amended and restated Executive Officer Bonus Plan, changing the objective performance goal for the payment of bonuses thereunder.

  3.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 24, 2003, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

By Order of the Board of Directors
John J. Tickner Secretary

Woodland Hills, California
Dated: March 25, 2003

        STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO ZENITH AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ZENITH NATIONAL INSURANCE CORP.
21255 Califa Street
Woodland Hills, California 91367

PROXY STATEMENT

VOTING

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Tuesday, May 20, 2003, at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). Stockholders may vote by proxy as follows: (i) by telephone, (ii) through the Internet, or (iii) by mailing the accompanying proxy card. Instructions for voting by telephone, through the Internet or by mail are contained on the back of the accompanying proxy card. Any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice to Zenith and the persons executing the same, if in attendance at the Annual Meeting, may vote in person instead of by proxy. Unless authority therefor is withheld, all proxies will be voted as provided therein.

        In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its subsidiaries, who will receive no additional compensation therefor, may solicit proxies by telephone, telegram or personal interview. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), CalRehab Services, Inc., Perma-Bilt, a Nevada Corporation, Zenith Development Corp., Zenith Insurance Management Services, Inc., Zenith Star Insurance Company, and ZNAT Insurance Company. The cost of this solicitation will be borne by Zenith. In addition, Zenith will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders.

        The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent to stockholders is March 28, 2003.

        Only stockholders of record at the close of business on March 24, 2003, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, Zenith had outstanding 18,767,649 shares of common stock, $1.00 par value per share (the "Common Stock"). Each share of Common Stock entitles the record holder to one vote on all matters. With respect to the election of Directors only, however, every stockholder may cumulate his or her votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate his or her votes. In the event there is cumulative voting for Directors, each stockholder will be entitled to give one candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled or to distribute the votes on the same principle among as many candidates as such stockholder thinks fit. In the event the election of Directors is to proceed with cumulative voting, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes to which shares covered by the proxy are entitled and to distribute the votes among the candidates for election as the holder of the proxy sees fit. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum.

        The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with his best judgment thereon. Any such other matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

        Abstentions and broker non-votes (except on matters for which brokers lack discretionary authority to vote under New York Stock Exchange rules) will be counted and will have the same effect as "no" votes.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information as of March 19, 2003 as to: (1) all persons who, to the knowledge of Zenith, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, (2) each of the Executive Officers named in the Summary Compensation Table ("Named Executive Officers"), (3) each of the Directors of Zenith, and (4) all Executive Officers and Directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Fairfax Financial Holdings Limited, et.al.(2) 95 Wellington St. West Suite 800 Toronto, Ontario, Canada M5J 2N7	7,811,445	41.6%
Stanley R. Zax(3)(4) 21255 Califa St. Woodland Hills, CA 91367	2,114,564	10.7%
Capital Research and Management Company(5) 333 South Hope St. Los Angeles, CA 90071	1,284,500	6.8%
Royce & Associates, LLC(6) 1414 Avenue of the Americas New York, New York 10019	1,181,000	6.3%
SMALLCAP World Fund, Inc.(5) 333 South Hope St. Los Angeles, CA 90071	1,114,500	5.9%
Lynne Goldman Silbert(7) c/o Lewis, Joffe & Company 10889 Wilshire Blvd. Suite 520 Los Angeles, CA 90024	1,056,250	5.6%

Robert E. Meyer(8) 21255 Califa St. Woodland Hills, CA 91367	39,821	*
Jack D. Miller(9) 21255 Califa St. Woodland Hills, CA 91367	38,057	*
William J. Owen(10) 21255 Califa St. Woodland Hills, CA 91367	26,422	*
John J. Tickner(11) 21255 Califa St. Woodland Hills, CA 91367	21,409	*
Gerald Tsai, Jr.(3)(12) 200 Park Ave. New York, New York 10166	10,000	*
Max M. Kampelman(3) 1001 Pennsylvania Avenue N.W. Washington, D.C. 20004	4,992	*
Alan I. Rothenberg(3) 633 West Fifth St. Suite 4000 Los Angeles, CA 90071	2,000	*
William S. Sessions(3)(13) 2099 Pennsylvania Ave., N.W. Suite 100 Washington, D.C. 20006-6801	1,461	*
Robert J. Miller(3) 3773 Howard Hughes Parkway Third Floor South Las Vegas, NV 89109	0	*
Leon E. Panetta(3) P.O. Box 42 Carmel Valley, CA 93924	0	*
Michael Wm. Zavis(3) 525 West Monroe St. Suite 1600 Chicago, IL 60661	0	*
All Executive Officers and Directors as a group (12 persons)(14)	2,258,726	11.4%

*
Less than 1%
(1)
Subject to applicable community property and similar statutes.
(2)
On November 23, 2001, Amendment No. 1 to a Statement on Schedule 13D was filed with the Securities and Exchange Commission (the "Commission") jointly by V. Prem Watsa ("Watsa"), The Sixty Two Investment Company Limited ("Sixty Two"), 810679 Ontario Limited ("810679"), Fairfax Financial Holdings Limited ("Fairfax Financial"), Odyssey Re Holdings Ltd. (now named FFHL Holdings Ltd.) ("FFHL Holdings"), Odyssey Re Group Ltd. (now named FFHL Group Ltd.) ("FFHL Group"), Fairfax Inc. ("Fairfax Inc."), TIG Holdings, Inc. ("TIG Holdings"), TIG Insurance Group ("TIG Insurance Group"), TIG Insurance Company

  ("TIG Insurance Company"), Odyssey Re Holdings Corp. ("Odyssey Re Holdings"), Odyssey America Reinsurance Corporation ("Odyssey America"), Odyssey Reinsurance Corporation ("Odyssey Reinsurance"), Crum & Forster Holdings, Inc. ("Crum & Forster"), United States Fire Insurance Company ("U.S. Fire Insurance"), and The North River Insurance Company ("North River Insurance") (individually, a "Reporting Person" and collectively, the "Reporting Persons"). Another entity owned by Fairfax Financial that owns shares of Common Stock is CRC (Bermuda) Reinsurance Limited ("CRC Limited"). The information in the table is based on such Schedule 13D filing, other filings with the Commission and other information supplied by Fairfax Financial. The filings and other information indicate that a total of 7,811,445 shares are held by the Reporting Persons and CRC Limited and that the number of shares and, subject to the Proxy Agreement described below, the sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to such shares held by each of the Reporting Persons and CRC Limited are as follows:

Reporting Person	Amount Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Watsa	7,811,445	0	7,811,445	0	7,811,445
Sixty Two	7,811,445	0	7,811,445	0	7,811,445
810679	7,811,445	0	7,811,445	0	7,811,445
Fairfax Financial	7,811,445	0	7,811,445	0	7,811,445
FFHL Holdings	7,811,445	0	7,811,445	0	7,811,445
FFHL Group	7,811,445	0	7,811,445	0	7,811,445
Fairfax Inc.	7,811,445	0	7,811,445	0	7,811,445
TIG Holdings	4,180,649	0	4,180,649	0	4,180,649
TIG Insurance Group	4,180,649	0	4,180,649	0	4,180,649
TIG Insurance Company	2,966,449	0	2,966,449	0	2,966,449
Odyssey Re Holdings	1,214,200	0	1,214,200	0	1,214,200
Odyssey America	1,214,200	0	1,214,200	0	1,214,200
Odyssey Reinsurance	1,150,000	0	1,150,000	0	1,150,000
Crum & Forster	3,307,222	0	3,307,222	0	3,307,222
U.S. Fire Insurance	3,287,222	0	3,287,222	0	3,287,222
CRC Limited	323,574	0	323,574	0	323,574
North River Insurance	20,000	0	20,000	0	20,000

  Mr. Watsa controls Sixty Two and 810679. Mr. Watsa, Sixty Two, and 810679 control Fairfax Financial. Each of the other Reporting Persons (except for Odyssey Re Holdings, Odyssey America, and Odyssey Reinsurance) and CRC Limited is either a direct or indirect wholly owned subsidiary of Fairfax Financial. Fairfax Financial owns approximately eighty one percent of the outstanding shares of common stock of Odyssey Re Holdings. Odyssey America and Odyssey Reinsurance are wholly owned subsidiaries of Odyssey Re Holdings.

  On March 28, 2002, Fairfax Financial entered into a Proxy Agreement with John Clark (the "Trustee"), whose address is J.C. Clark Ltd, BCE Place, Suite 2240, 161 Bay Street, P.O. Box 218, Toronto, ON M58 2S1. Pursuant to such Proxy Agreement, Fairfax Financial grants the Trustee a proxy to vote all of the shares of Common Stock held at any time by Fairfax Financial and its subsidiaries. The Proxy Agreement does not affect title to, or the dispositive power of, the shares of Common Stock held by Fairfax Financial and its subsidiaries, as described above. The Proxy Agreement requires such Trustee to vote such shares of Common Stock in the same proportion as the votes cast by all other voting stockholders of Zenith, except in the case of a hostile proxy contest (one not supported by management). In the event of such hostile proxy contest and so long as the Standstill Agreement, dated June 30, 1999, between Fairfax Financial and Zenith (Exhibit No. 2.2 to the above described Schedule 13D) remains in effect, the Trustee is required to vote such shares of Common Stock as recommended by management. The Proxy Agreement has an indefinite term and may only be terminated by Fairfax Financial if it determines that the Trustee is no longer acting materially in accordance with voting procedures contained in such Proxy Agreement, if a government agency or department determines that the proxy or its exercise is not permitted either by law or by any regulation, rule or order, or if the Trustee dies. The Trustee may terminate the Proxy Agreement upon 30 days written notice.

(3)
Director of Zenith.
(4)
Chief Executive Officer of Zenith. Number of shares shown includes 1,000,000 shares as to which options are or will become exercisable within sixty days after March 19, 2003; 1,030 shares owned by Mr. Zax as custodian for his adult children, as to which shares Mr. Zax disclaims beneficial ownership; and 866,000 shares held by Mr. Zax as co-trustee of The Harvey L. and Lillian Silbert 1992 Family Trust, as to which shares Mr. Zax disclaims beneficial ownership and as to which he shares voting and dispositive power.
(5)
On February 13, 2003, Amendment No. 2 to a Joint Statement on Schedule 13G/A was filed with the Commission by Capital Research and Management Company ("Capital Research"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and SMALLCAP World Fund, Inc. ("SMALLCAP"), an investment company registered under Section 8 of the Investment Company of 1940, which is advised by Capital Research. Information in the table is based on such filing and other information provided by Capital Research and SMALLCAP. Capital Research is deemed the beneficial owner of the 1,284,500 shares as a result of acting as investment adviser to various investment companies. It has sole dispositive power, but no voting power over the 1,284,500 shares, as to which shares it disclaims beneficial ownership. Included within the 1,284,500 shares are 1,114,500 shares beneficially held by SMALLCAP, which has sole voting power, but no dispositive power over such shares.
(6)
On February 6, 2003, a Statement on Schedule 13G/A was filed with the Commission by Royce & Associates, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The information in the table is based on such filing.
(7)
On November 5, 2002, Lynne Goldman Silbert filed a Schedule 13G with the Commission. Information in the table is based on such filing. Ms. Silbert is deemed the beneficial owner of 1,056,250 shares including 866,000 shares held by Ms. Silbert as co-trustee, along with Mr. Zax, of The Harvey L. and Lillian Silbert 1992 Family Trust; 116,017 shares held by Ms. Silbert as trustee of The Lynne Goldman Silbert Living Trust; 62,884 shares held by Ms. Silbert as co-trustee of The Harry Goldman Trust B; 7,149 shares held by Ms. Silbert as co-trustee of The Norris Goldman Trust; and 4,200 shares held by Ms. Silbert as president of The Harry and Barbara Goldman Foundation. Ms. Silbert has sole voting and dispositive power over 116,017 shares and shared voting and dispositive power over 940,233 shares.
(8)
Executive Officer of Zenith. Number of shares shown includes 554 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 19, 2003, the latest practicable date for which such information is available, and 37,500 shares as to which options are or will become exercisable within sixty days after March 19, 2003.
(9)
Executive Officer of Zenith. Number of shares shown consists of 557 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 19, 2003, the latest practicable date for which such information is available, and 37,500 shares as to which options are or will become exercisable within sixty days after March 19, 2003.
(10)
Executive Officer of Zenith. Number of shares shown includes 974 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 19, 2003, the latest practicable date for which such information is available, and 22,500 shares as to which options are or will become exercisable within sixty days after March 19, 2003.
(11)
Executive Officer of Zenith. Number of shares shown consists of 2,659 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 19, 2003, the latest practicable date for which such information is available, and 18,750 shares as to which options are or will become exercisable within sixty days after March 19, 2003.
(12)
Shares are held in Mr. Tsai's Individual Retirement Plan account.
(13)
Shares shown are held in Mr. Sessions' Simplified Employee Pension—Individual Retirement Account.
(14)
Number of shares shown includes 1,116,250 shares as to which options are or will become exercisable within sixty days after March 19, 2003 and excludes shares allocated to The Zenith 401(k) Plan accounts of Executive Officers since March 19, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations of the Commission thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange and to furnish Zenith with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 2002, all filing requirements applicable to its Executive Officers, Directors, and 10% stockholders were complied with, except that an Executive Officer, Robert E. Meyer, inadvertently failed to file a Form 5 for each of 2000, 2001, and 2002 and a Form 4 in 2002 for small purchases of shares of Common Stock automatically made under a broker's dividend reinvestment program. The purchases of a total of 187 shares were not reported. Mr. Meyer has since filed a Form 5 reporting the purchases.

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ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        It is the intention of the persons named in the enclosed proxy, unless otherwise specifically instructed, to vote the proxies received by them for the election of the nominees listed in the table below as Directors of Zenith. In the event that there should be cumulative voting in the election of Directors, as set forth in this Proxy Statement under "Voting" above, it is the intention of such persons to distribute the votes represented by each proxy among such nominees in such proportion as they see fit, unless otherwise specifically instructed. Election of Directors shall be decided by plurality vote.

        All nominees have consented to being named herein and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the best judgment of the person or persons voting them.

        A Director of Zenith serves until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

        The nominees for Director listed below were designated by the Board of Directors of Zenith. The information with respect to each nominee is as supplied or confirmed by such nominee. Harvey L. Silbert, a former Director of Zenith, passed away September 28, 2002.

Name	Age	Served as Director Since	Positions and Offices Held with Zenith	Principal Occupations and Employment During Past Five Years	Other Publicly Held Corporations in which Directorships Held
Max M. Kampelman	82	February 1989	Director of Zenith and Zenith Insurance; and Chairman of Nominating and Corporate Governance Committee	Attorney, Of Counsel, since March 1991, and Partner, January 1989 to March 1991, Fried, Frank, Harris, Shriver & Jacobson; Counselor of the Department of State and Head of the U.S. Delegation to Negotiations on Nuclear and Space Arms with the Soviet Union from January 1985 to January 1989	None
Robert J. Miller	57	February 1999	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating and Corporate Governance Committee	Attorney, Senior Partner, Jones Vargas since January 1999; Governor of Nevada for the ten years prior to January 1999	America West Holdings Corporation; International Game Technology; Newmont Mining Corporation; Wynn Resorts, Limited
Leon E. Panetta	64	May 2000	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating and Corporate Governance Committee
				Founder and Director, The Leon & Sylvia Panetta Institute for Public Policy since December 1998; White House Chief of Staff, July 1994 to January 1997; Director, White House Office of Management and Budget, January 1993 to July 1994; U.S. Representative, January 1977 to January 1993	Connetics Corp.; Firstwave Technology, Inc.

Alan I. Rothenberg	63	September 2002	Director of Zenith and Zenith Insurance; and Member of Compensation Committee
				Attorney, Neutral—Mediation & Arbitrations since 2000; Founder and Board Member, Major League Soccer since 1993; Partner, Latham & Watkins LLP, 1990-2000; Chairman of the Board, 1999 Women's World Cup; Chairman and CEO, World Cup 1994, Inc.; Founder and Managing Partner, Manatt, Phelps, Rothenberg & Phillips, 1966-67, 1968-1990	None
William S. Sessions(1)	72	September 1993	Director of Zenith and Zenith Insurance; and Member of Nominating and Corporate Governance Committee
				Attorney, Holland & Knight LLP since September 2000 and Sessions & Sessions, L.C. from March 1995 to August 2000; Security Consultant since July 1993; Director, Federal Bureau of Investigation from 1987 to 1993	None
Gerald Tsai, Jr.	74	December 1991	Director of Zenith and Zenith Insurance; Chairman of Compensation Committee; and Member of Audit Committee
				Management of private investments since January 1989; Chairman, President, and Chief Executive Officer of Delta Life Corporation, February 1993 to October 1997; Chairman (January 1987 to December 1988) and CEO (April 1986 to December 1988), Primerica Corp.	Sequa Corporation; Triarc Companies, Inc.; United Rentals, Inc.
Michael Wm. Zavis	65	September 1998	Director of Zenith and Zenith Insurance; Chairman of Audit Committee; and Member of Compensation Committee	Attorney, Retired Founding Partner since March 2001, and for more than five years prior thereto, Co-Managing Partner, Katten Muchin Zavis Rosenman	None
Stanley R. Zax(2)	65	July 1977
			Chairman of the Board and President of Zenith and Zenith Insurance for more than the past five years; Chairman of the Board of CalFarm Life Insurance Company for more than five years prior to December 1995; Chairman of the Board and President of CalFarm Insurance Company for more than five years prior to January 1995; and Chairman of the Executive Committee of the Board of Directors of CalFarm Insurance Company from January 1995 to March 1999 (3)		Wynn Resorts, Limited

(1)
Mr. Sessions is a Partner of Holland & Knight LLP, which provided legal services to Zenith in 2002 in a litigation matter that predated Mr. Sessions' becoming associated with the firm. The amount paid to Holland & Knight LLP for services in the matter, which was concluded in 2002, was approximately $15,000 (substantially less than 5% of the gross revenues of Holland & Knight LLP in 2002). Zenith does not plan to utilize the services of Holland & Knight LLP in 2003.
(2)
Holly Zax, M.B.A., the adult daughter of Mr. Zax, is employed by Zenith Insurance at an annual salary of $128,400.
(3)
Zenith Insurance is a wholly-owned subsidiary of Zenith, as were CalFarm Life Insurance Company and CalFarm Insurance Company, until they were sold in December 1995 and March 1999, respectively.

        The Board of Directors communicated frequently during the year ended December 31, 2002, held four formal meetings and also acted by unanimous written consent. Zenith's Board of Directors has a standing Compensation Committee, a Nominating and Corporate Governance Committee, and an Audit Committee. Each Director attended at least seventy-five percent of the meetings of the Board of Directors and of any committees thereof on which such Director served.

COMPENSATION COMMITTEE

        The Compensation Committee consists of Messrs. Tsai (Chairman), Rothenberg and Zavis, all of whom are independent directors, as defined by the New York Stock Exchange rules. This committee discharges the Board of Directors' responsibilities relating to compensation of Zenith's Executive Officers, including: (1) establishing, implementing and reviewing policies relating to, and the goals and objectives of, compensation plans and practices for Zenith's Executive Officers; (2) evaluating the performance of Zenith's Executive Officers in light of established compensation goals and practices and setting appropriate compensation levels based on this evaluation; (3) providing for the administration of Executive Officer compensation plans and practices (and discharging any duties or responsibilities imposed on the Compensation Committee thereby); (4) reviewing Zenith's equity and incentive compensation plans and their goals and objectives; (5) amending, or recommending that the Board of Directors amend, Zenith's equity and incentive compensation plans; (6) performing any duties assigned to the Compensation Committee under Zenith's equity and incentive compensation plans; (7) evaluating compensation levels for non-employee members of the Board of Directors; and (8) producing an annual report on executive compensation for inclusion in Zenith's proxy statement. The Compensation Committee held two formal meetings in 2002.

        The Compensation Committee was formerly known as the Performance Bonus Committee. On May 22, 2002, the Performance Bonus Committee was given additional duties and responsibilities and renamed the Compensation Committee. On December 10, 2002, the Board of Directors adopted a Charter for the Compensation Committee, which is posted on Zenith's website, www.thezenith.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee consists of Messrs. Kampelman (Chairman), Miller, Panetta and Sessions, all of whom are independent directors, as defined by the New York Stock Exchange rules. The primary purpose of this committee is to assist the Board of Directors in identifying and recommending to the Board of Directors for nomination, qualified individuals to serve as members of the Board of Directors and committees of the Board of Directors. The committee is also responsible for (1) developing and recommending to the Board of Directors a set of corporate governance principles applicable to Zenith; (2) reviewing those principles adopted by the Board of Directors at least annually to assure that they are appropriate for Zenith and consistent with applicable laws, rules and regulations; and (3) overseeing the evaluation of the Board of Directors as a whole and the management of Zenith, including the Chief Executive Officer of Zenith. The Nominating and Corporate Governance Committee held two formal meetings in 2002.

        The Nominating and Corporate Governance Committee will consider nominees for Directors submitted by stockholders. A stockholder desiring to submit a nominee for consideration as a Director should do so by delivering to Mr. Kampelman, Chairman of the Nominating and Corporate Governance Committee, c/o John J. Tickner, Corporate Secretary, Zenith, 21255 Califa St., Woodland Hills, CA 91367, a written request identifying the nominee and indicating the reason he or she would be a suitable candidate. Detailed biographical information on the proposed nominee must also be included.

        The Nominating and Corporate Governance Committee was formed on May 22, 2002 and on December 10, 2002, the Board of Directors adopted a Charter for the Nominating and Corporate Governance Committees, which is posted on Zenith's website, www.thezenith.com.

AUDIT COMMITTEE

        The Audit Committee consists of Messrs. Zavis (Chairman), Miller, Panetta and Tsai, all of whom are independent directors, as defined by the New York Stock Exchange rules. The primary purpose of this committee is to assist the Board of Directors' oversight of (1) the integrity of Zenith's financial statements; (2) Zenith's compliance with legal and regulatory requirements; (3) the qualifications and independence of Zenith's independent auditors; and (4) the performance of Zenith's independent auditors and Zenith's internal audit function. The Audit Committee is directly responsible, in its sole discretion, for the selection, evaluation and compensation of Zenith's independent auditors. In connection with the oversight of the integrity of Zenith's financial statements, among other responsibilities, the Audit Committee (i) reviews with management and the independent auditors and, if appropriate, the director of Zenith's internal audit department, Zenith's annual audited financial statements and quarterly financial statements, Zenith's critical and other accounting policies, and any major financial reporting issues that have arisen in connection with the preparation of the financial statements; (ii) attempts to resolve all disagreements between Zenith's independent auditors and management regarding financial reporting; (iii) reviews on a regular basis any problems or difficulties encountered by the independent auditors in the course of any audit work; and (iv) regularly reviews the adequacy and effectiveness of Zenith's internal control policies, including the responsibilities, budget and staffing of Zenith's internal audit function. During 2002, the Audit Committee communicated frequently with personnel from Zenith's financial and accounting department, internal audit department, actuarial department, corporate legal staff and independent accountants, including at six formal meetings. The Audit Committee also acted by unanimous written consent.

        On May 18, 2000, the Board of Directors adopted a Charter for the Audit Committee, which was revised and readopted by the Board of Directors on March 13, 2002 and on February 12, 2003. A copy of the current amended and restated Charter is attached as Appendix A to this Proxy Statement and is also posted on Zenith's website, www.thezenith.com.

        On February 12, 2003, the Board of Directors determined that at least one of the members of the Audit Committee is an audit committee financial expert. Mr. Tsai, an independent director, has been so identified as the audit committee financial expert.

AUDIT COMMITTEE'S REPORT

        The Audit Committee's report shall not be deemed to be incorporated by reference through any general statements incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

        The Audit Committee's report for 2002 follows:

        The Audit Committee has reviewed and discussed Zenith's audited consolidated financial statements for the year ended December 31, 2002 with Zenith's management.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the matters required to be discussed with them by Statement of Auditing Standards No. 61, Communication With Audit Committees, as currently in effect.

        The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, independent accountants, that are required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the independent accountants their independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2002 be included in Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Michael Wm. Zavis, Chairman
Robert J. Miller
Leon E. Panetta
Gerald Tsai, Jr.

DIRECTORS' COMPENSATION

        Zenith pays each Director (other than Mr. Zax, who receives no additional compensation therefor) a fee of $50,000 per annum for serving as a member of the Board of Directors. Each Director who serves on a committee of the Board of Directors also receives an additional $25,000 per annum for each committee on which he or she serves.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding the compensation paid during the 2000, 2001 and 2002 fiscal years to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer and its four other most highly compensated Executive Officers serving as of December 31, 2002.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(4)
Stanley R. Zax Chairman of the Board and President of Zenith and Zenith Insurance	2002 2001 2000	1,230,443 1,230,150 1,023,514	1,500,000 500,000 0	16,163 17,129 0	(2) (2)	0 0 0	140,769 48,426 1,033,750
Jack D. Miller Executive Vice President of Zenith and Zenith Insurance	2002 2001 2000	544,333 503,133 461,933	30,000 0 0	0 0 0		0 0 50,000	9,101 7,680 7,872
John J. Tickner Senior Vice President and Secretary of Zenith and Senior Vice President, General Counsel and Secretary of Zenith Insurance	2002 2001 2000	386,638 347,889 309,122	30,000 0 0	0 0 0		0 0 25,000	73,298 22,385 23,589
Robert E. Meyer Senior Vice President of Zenith and Senior Vice President and Actuary, Zenith Insurance	2002 2001 2000	346,058 320,308 294,558	30,000 0 0	0 0 0		0 0 50,000	7,426 6,480 5,792
William J. Owen Senior Vice President and Chief Financial Officer of Zenith and Zenith Insurance	2002 2001 2000	236,100 236,100 221,225	30,000 0 0	0 0 2,400	(3)	0 0 30,000	6,631 5,700 4,440

(1)
Amounts shown are discretionary bonuses not determined or paid under Zenith's Executive Officer Bonus Plan. Of the bonuses shown for Messrs. Miller, Tickner, Meyer and Owen, $15,000 was paid in December 2002, with the remaining $15,000 payable in 2003, contingent upon a finding by the Compensation Committee that there is no material adverse loss reserve development in the workers' compensation operation during the first two quarters of 2003 for accident years 2002 and prior. Please see the "Compensation Committee's Report on Executive Compensation" for a description of the discretionary bonuses paid in 2002.
(2)
Amount shown represents reimbursements of certain income tax liabilities.
(3)
Amount shown reflects Zenith's matching contributions under its employee stock purchase plan.
(4)
The following amounts are included in the above table: (a) Zenith's matching contributions made in fiscal year 2002 to The Zenith 401(k) Plan, as follows: Stanley R. Zax, none; Jack D. Miller, $5,500; John J. Tickner, $5,500; Robert E. Meyer, $5,500; and William J. Owen, $5,500; and (b) the dollar value of insurance premiums paid in fiscal year 2002 by, or on behalf of, Zenith with respect to term life insurance for the benefit of the Named Executive Officers, as follows: Stanley R. Zax, $35,836; Jack D. Miller, $3,601; John J. Tickner, $5,528; Robert E. Meyer, $1,926; and William J. Owen, $1,131. Amounts shown for fiscal years 2001 and 2000 include the dollar value of insurance premiums paid by, or on behalf of Zenith, in those years for Messrs. Zax and Tickner, with respect to certain split dollar life insurance polices. In 2002, these policies in the total face amounts of $1,250,000 and $750,000 on Mr. Zax's life and Mr. Tickner's life, respectively, were surrendered and Mr. Zax received $104,933 and Mr. Tickner $62,270 after repayment to Zenith of the premiums it had paid on such policies. The amounts received by Messrs. Zax and Tickner are included in the amount shown for them in fiscal year 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        No options or SARs were granted to any of the Named Executive Officers in fiscal year 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stanley R. Zax	—	—	1,000,000	0	0	0
Jack D. Miller	25,000	57,951	25,000	25,000	109,094	109,094
John J. Tickner	—	—	12,500	12,500	54,547	54,547
Robert E. Meyer	33,900	129,244	25,000	25,000	109,094	109,094
William J. Owen	—	—	15,000	15,000	65,456	65,456

(1)
Based on the $23.52 closing price of the Common Stock on the New York Stock Exchange on December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

        The following is a summary of the shares of Common Stock reserved for issuance pursuant to outstanding options, rights or warrants granted under Zenith's equity compensation plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrant and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,738,125	$23.93	327,250
Equity compensation plans not approved by security holders	0	0	0

Total	1,738,125	$23.93	327,250

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

        In December 2000, Zenith entered into an amended and restated employment agreement with Mr. Zax, which extended the expiration date of his employment agreement from December 31, 2002 to December 31, 2006. In consideration of Mr. Zax's agreement to extend his employment term, he received a one-time payment of $1,000,000 in 2000. The amended and restated employment agreement provides for an annual base compensation plus an annual bonus to be determined under Zenith's Executive Officer

Bonus Plan. Under the agreement, Mr. Zax's annual base compensation is $1,200,000 for calendar years 2001 and 2002, $1,350,000 for calendar years 2003 and 2004, and $1,500,000 for calendar years 2005 and 2006, subject to such increases as the Board of Directors may determine from time to time. Zenith provides term life insurance on Mr. Zax's life in an aggregate amount of $5,000,000. Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate his base compensation and annual bonus for a period of approximately twelve months. If Mr. Zax's employment is terminated for disability, he will receive his base compensation and annual bonus for a period of approximately twelve months less amounts received pursuant to any long term disability plans. If Mr. Zax's employment is terminated as a result of a breach by him of his employment agreement, he will receive his base compensation through the end of the month in which the termination occurs. If his employment is terminated for any reason other than for breach of his employment agreement, death, or disability, Zenith will pay Mr. Zax his base compensation and annual bonus through the term of his employment agreement. Upon a Change in Control (as defined in the employment agreement) of Zenith, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not vested and exercisable at such time, become immediately vested and exercisable. If Mr. Zax's employment terminates within 270 days following a Change in Control, Mr. Zax may elect to be cashed-out of his stock options in lieu of exercising the options. In addition, if Mr. Zax's employment is terminated subsequent to any Change in Control, either by Mr. Zax within 180 days of the Change in Control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax is entitled to receive Severance Payments (as defined below). Upon Mr. Zax's retirement, a five-year consulting relationship would be entered into between Mr. Zax and Zenith, pursuant to which Mr. Zax would provide a specified number of consulting hours per quarter in return for Zenith's providing an office, secretarial assistance, an automobile allowance, health insurance and a consulting fee in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000, and $300,000, respectively. Mr. Zax's base compensation is currently $1,350,000.

        Zenith Insurance entered into an amendment, dated as of March 1, 2000, to Jack D. Miller's employment agreement, extending the expiration date of his employment agreement from October 31, 2002 to October 31, 2004 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $453,200, $494,400, $535,600, $618,000 and $700,400, effective on March 1 of 2000, 2001, 2002, 2003 and 2004, respectively, subject to such increases as the Board of Directors of Zenith Insurance may determine from time to time; (2) annual discretionary bonuses; and (3) certain additional benefits, including an automobile allowance. Mr. Miller's original employment agreement was entered into prior to his becoming an Executive Officer in 1998, but he is eligible for annual bonuses determined under Zenith's Executive Officer Bonus Plan. Mr. Miller's base compensation is currently $618,000.

        Zenith entered into an amendment, dated as of September 17, 2002, to Mr. Tickner's employment agreement, extending the expiration date of his employment agreement from March 1, 2003 to March 1, 2005 and establishing annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $311,163, $349,376, $387,589, $422,589, and $447,589 effective on March 1 of 2000, 2001, 2002, 2003, and 2004 respectively, subject to such increases as the Board of Directors may determine from time to time; (2) annual bonuses to be determined under Zenith's Executive Officer Bonus Plan; and (3) certain additional benefits, including the use of an automobile. Mr. Tickner's base compensation is currently $422,589.

        Zenith Insurance entered into an amendment, dated as of March 1, 2000, to Mr. Meyer's employment agreement, extending the expiration date of his employment agreement from October 31, 2002 to October 31, 2004 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $283,250, $309,000, $334,750, $386,250 and $437,750, effective on March 1 of 2000, 2001, 2002, 2003 and 2004, respectively, subject to such increases as the Board of Directors of Zenith Insurance may determine from time to time; (2) annual discretionary bonuses; and (3) certain additional benefits, including an automobile allowance. Mr. Meyer's original employment agreement was entered into prior to his becoming an Executive Officer in 2000, but he is eligible for annual bonuses determined under Zenith's Executive Officer Bonus Plan. Mr. Meyer's base compensation is currently $386,250.

        Each of Zenith's employment agreements with Messrs. Miller, Meyer and Tickner provides that if the executive's employment is terminated by Zenith other than for cause or disability, the executive is entitled to Severance Payments. Also, each of Messrs. Miller, Meyer and Tickner may terminate his employment with Zenith and receive Severance Payments should (a) he be prohibited or restricted in the performance of his duties, (b) any payment due him under his agreement remain unpaid for more than 60 days, or (c) he give written notice to Zenith of termination of his employment agreement within 180 days following a Change in Control (as defined in the employment agreements) of Zenith.

        For purposes of the foregoing, "Severance Payments" include the following benefits: (1) in the case of Mr. Tickner, all salary payments that would have been payable to him for the greater of (a) the remaining term of the employment agreement or (b) one year, plus a pro rata portion of any bonus that would have been payable to him with respect to the year of termination; (2) in the case of Messrs. Miller and Meyer, all salary payments that would have been payable to the executive for the greater of (a) the remaining term of the employment agreement or (b) two years, plus any bonus that would otherwise have been payable to him for such period; (3) in the case of Mr. Zax, a cash lump sum payment equal to the greater of (a) twice the sum of the executive's then current base compensation and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment or (b) the actuarial equivalent of the base compensation and annual bonuses that would have been payable to the executive under the remaining term of the employment agreement; (4) continuation of life, disability, dental, accident and group health insurance benefits, plus an additional amount necessary to reimburse the executive for any taxes attributable solely to the executive's receipt of such benefits; (5) in the case of Messrs. Miller, Meyer and Tickner, full vesting of all stock option and similar rights; and (6) in the case of Messrs. Zax, Miller and Meyer, an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under section 4999 of the Internal Revenue Code of 1986, as amended.

        The acquisition by Fairfax Financial of shares of Common Stock in October 1999 constituted a Change in Control under the employment agreement of each of Messrs. Zax, Miller, Meyer and Tickner. Messrs. Zax, Miller, Meyer and Tickner waived rights that would otherwise have arisen under the Change in Control provisions of their employment agreements as a result of Fairfax Financial's acquisition of shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions on Executive Officer compensation for fiscal year 2002 were made by the Compensation Committee. The committee consisted of Messrs. Tsai, Zavis, and Harvey L. Silbert until September 2002, when Mr. Silbert passed away. The committee now consists of Messrs. Tsai (Chairman), Rothenberg, and Zavis.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee's Report on Executive Compensation shall not be deemed to be incorporated by reference through any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

        The Compensation Committee's Report on Executive Compensation follows:

  Executive Officers

        The level of compensation for Executive Officers of Zenith is intended to be competitive (that is, "attractive") and to provide appropriate incentives. Executive Officers of Zenith are generally compensated through salary, grants of stock options, and bonuses under the Executive Officer Bonus Plan (the "Bonus Plan"). The Bonus Plan, approved by the stockholders of Zenith at the 1994 Annual Meeting as a performance-based compensation plan, provides for bonuses to Executive Officers based upon attainment by Zenith in any fiscal year of an objectively measured performance goal, namely a combined ratio that is below the industry's combined ratio. As a part of its duties, the Compensation Committee administers the Bonus Plan, and together with the Board of Directors makes awards, under the 1996 Employee Stock Option Plan.

        The level of an Executive Officer's base compensation is generally based on a combination of (1) the performance of Zenith, (2) the performance of the insurance subsidiary, if any, to which the Executive Officer is principally assigned, and (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer to Zenith. Success in these areas does not translate mechanically into compensation levels; the manner in which these factors are taken into account is discretionary with the Compensation Committee and is not based on any formulaic weighing.

        The performance of Zenith is generally measured by the combined ratio of its property and casualty insurance operations and by its overall profitability. Zenith strives for long term average combined ratios that are about 100%. Zenith also strives for combined ratios that compare favorably in both the short- and long-term with insurers primarily engaged in writing workers' compensation insurance. In addition, Zenith endeavors to achieve loss ratios that are among the lowest for the workers' compensation industry in any rolling previous five year period. The performance of the Zenith insurance subsidiaries is generally measured by their combined ratios and profitability, as applicable.

        With respect to the subjective and qualitative evaluation of an Executive Officer's personal contribution to the business of Zenith, a variety of factors are taken into account. These factors vary and include, but are not limited to, the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability. Equally, if not more, important is the manner in which the Executive Officer performs in Zenith's environment, which fosters an entrepreneurial spirit, teamwork, an understanding and use of technology, and a commitment to education. Zenith believes an entrepreneurial spirit maximizes profits, promotes sound execution of good business fundamentals, and helps maintain a pool of talented executives. Teamwork is crucial to the effective and efficient implementation of Zenith's goals. Understanding, adopting and using technology are necessary for Zenith to compete effectively and efficiently. A commitment to education means a dedication to lifelong learning and training for oneself and creating conditions so that the workforce is similarly dedicated. Such dedication is critical to Zenith's ability to address changes in market conditions and to use such changes to its competitive advantage. In such an environment, proactive and innovative approaches are strongly encouraged and rewarded.

        On the operational side, activities that demonstrate an opportunistic outlook, anticipation of changing business conditions and the development of postures to take advantage of opportunities to increase short- and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

        Certain of the Executive Officers are employed under employment agreements that provide for minimum base compensation, automatic annual increases, and annual bonuses. Determinations as to salary increases for these Executive Officers that are in addition to those set out in their employment agreements, as well as increases for any Executive Officer without an employment agreement, are discretionary and are not made on the basis of a formulaic weighting of the factors described above. Bonuses are generally, but not exclusively, determined for Executive Officers in accordance with the Bonus Plan. The amount of an Executive Officer's bonus that is outside the Bonus Plan is determined by the Compensation Committee in its discretion, taking into account the factors used to determine base compensation and any other factors it determines to be relevant.

        The Bonus Plan provides for annual bonuses to an Executive Officer up to an amount equal to:

  •
  100% of his or her salary at the beginning of the fiscal year if Zenith's Combined Ratio for such fiscal year is at least three percentage points, but less than five percentage points, below the Industry Combined Ratio or
  •
  150% of his or her salary at the beginning of the fiscal year if Zenith's Combined Ratio for such fiscal year is at least five percentage points below the Industry Combined Ratio;

provided, however, that in either instance, the Compensation Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount.

        In 2002, Zenith's combined ratio was 106.5% and the industry's 2002 combined ratio, as estimated and reported by A.M. Best Company, was 105.9%. Accordingly, the objective performance goal under the Bonus Plan was not met and no bonuses thereunder were payable to Executive Officers with respect to fiscal year 2002.

        Given this performance and taking into account the subjective and qualitative evaluations of individual Executive Officers, the level of each Executive Officer's base compensation was set accordingly. Further, although no bonuses were payable under the Bonus Plan, the Compensation Committee did determine that, based on each Executive Officer's contribution to the improved performance of Zenith in 2002, each Executive Officer (with the exception of Mr. Zax, whose discretionary bonus is discussed below) should be awarded a discretionary bonus of $30,000, with fifty percent of such amount being paid in December 2002. The other fifty percent is payable in 2003 contingent upon a finding by the Compensation Committee that there is no material adverse loss reserve development in the workers' compensation operation during the first two quarters of 2003 for accident years 2002 and prior.

  Stanley R. Zax, Chief Executive Officer

        Mr. Zax's base salary of $1,200,000 for 2002 is specified in his amended and restated employment agreement. The amended and restated employment agreement, which ends on December 31, 2006, provides for certain automatic increases in base compensation. Increases in addition to such automatic increases are at the discretion of the Board of Directors and are not based on a formulaic weighting of factors. In determining whether to grant any salary increase, the same performance criteria that are applied to Executive Officers in general are applied to Mr. Zax. Also, as with Executive Officers, bonuses to Mr. Zax are generally, but not exclusively, determined in accordance with the Bonus Plan.

        Taking the objective and subjective criteria described above into account, the Compensation Committee was pleased with Mr. Zax's performance in 2002. The combined ratio for 2002 showed continued improvement and Zenith was profitable in 2002. The Compensation Committee also noted the continuing leadership of Mr. Zax in business and regulatory matters. In 2002, Mr. Zax positioned Zenith for future success through his efforts in selling the real estate assets and home building business of Perma-Bilt, a Zenith subsidiary, and thereby strengthening the financial position of Zenith and its subsidiaries. Based on the foregoing and his continued forward-looking leadership, the Compensation Committee determined that Mr. Zax deserved special recognition in the form of a discretionary bonus and awarded him a bonus of $1,500,000 for 2002. Due to the discretionary nature of this bonus, it will not be deductible by Zenith. (See "Section 162(m) Policy," below.)

        As indicated above, the objective performance goal under the Bonus Plan was not met in 2002, and Mr. Zax therefore did not receive a bonus pursuant to the Bonus Plan. If Mr. Zax had received such a bonus, the Compensation Committee could have exercised its discretion to reduce the amount of the bonus.

        Mr. Zax was not present during any deliberations by the Compensation Committee with respect to his compensation.

  Stock Option Grants to Executive Officers

        From time to time, the Compensation Committee may grant options to Executive Officers to purchase Common Stock. Options are considered a part of compensation to recognize an Executive Officer's contribution and to reinforce that Executive Officer's long term commitment to the success of Zenith. The Compensation Committee's determination to grant options to an Executive Officer is based on the recommendation of the Chairman of the Board, subjective measures and prior grants to that Executive Officer. Beyond these general considerations, there is no particular formula governing the number of shares awarded.

        In 2002, no options to purchase Common Stock under the 1996 Employee Stock Option Plan were granted to any of the Executive Officers.

  Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the Federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Stock option grants awarded to Executive Officers under Zenith's 1996 Employee Stock Option Plan and bonuses payable under the Bonus Plan are intended to comply with Section 162(m). Accordingly, neither income accruing to Executive Officers upon exercise of stock options nor the amount of any bonus payment made to Executive Officers under the Bonus Plan should be subject to the $1,000,000 limit on deductibility. The Board has determined that Zenith will pay Mr. Zax's annual salary and any discretionary bonus that may be determined and paid outside of the Bonus Plan, even though some or all of the total of Mr. Zax's annual salary and any discretionary bonus over $1,000,000 may not be deductible by Zenith.

Gerald Tsai, Jr., Chairman Alan I. Rothenberg Michael Wm. Zavis

STOCK PRICE PERFORMANCE GRAPH

        The Stock Price Performance Graph below compares the cumulative total returns of the Common Stock ("ZNT"), the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's 500 Property-Casualty Insurance Index ("S&P PC") for a five year period. Stock price performance is based on historical results and is not necessarily indicative of future stock price performance. The following graph assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Common Stock, the S&P 500, and the S&P PC. The calculation of cumulative total return assumes reinvestment of dividends. The graph was prepared by Standard and Poor's Compustat, which obtained factual materials from sources believed by it to be reliable, but which disclaims responsibility for any errors or omissions contained in such data. The Stock Price Performance Graph shall not be deemed incorporated by reference through any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

Comparative Five-Year Total Returns
Zenith, S&P 500 and S&P PC
(Performance results through 12/31/02)

PROPOSAL TO APPROVE THE AMENDED AND
RESTATED EXECUTIVE OFFICER BONUS PLAN
(Item 2 on Proxy Card)

        Zenith maintains the Zenith National Insurance Corp. Executive Officer Bonus Plan (the "Bonus Plan"), under which annual cash bonuses may be paid to Executive Officers based on Zenith's financial performance during the fiscal year. Prior to February 12, 2003, the amount of an Executive Officer's bonus payable under the Bonus Plan was determined by comparing the combined ratio for the Zenith National Insurance Group to the combined ratio for the insurance industry as a whole. When the Bonus Plan was originally adopted, in addition to offering workers' compensation insurance, Zenith, through CalFarm Insurance Company, also offered a comprehensive line of property and casualty insurance, including automobile, farmowners, commercial multiple peril packages and homeowners coverage. Since Zenith's sale of CalFarm Insurance Company in 1999, Zenith has focused primarily on workers' compensation insurance. On February 12, 2003, the Compensation Committee of the Board of Directors adopted, subject to stockholders' approval, an amendment and restatement of the Bonus Plan that modifies the criteria used to determine the amount of an Executive Officer's bonus under the Bonus Plan so that it is more closely aligned with Zenith's current focus on workers' compensation insurance. As amended, the amount of bonus payable is determined as follows:

  •
  If the combined ratio for the workers' compensation operations of Zenith is at least three percentage points, but less than five percentage points, below the combined ratio for the workers' compensation insurance industry for the fiscal year, the amount of bonus payable is equal to 100% of the Executive Officer's base salary at the beginning of the fiscal year, subject to reduction by the Compensation Committee as described below.

  •
  If the combined ratio for the workers' compensation operations of Zenith is at least five percentage points below the combined ratio for the workers' compensation insurance industry for the fiscal year, the amount of bonus payable is equal to 150% of the Executive Officer's base salary at the beginning of the fiscal year, subject to reduction by the Compensation Committee.

        Each bonus paid pursuant to the Bonus Plan may be reduced or eliminated on a case-by-case basis in the sole discretion of the Compensation Committee.

        The Bonus Plan is administered by the Compensation Committee, which has the authority to amend the plan in its discretion. All of Zenith's five Executive Officers are eligible to receive bonuses under the plan. No bonuses were paid pursuant to the Bonus Plan for fiscal year 2002. A copy of the Bonus Plan, as amended and restated, is attached as Appendix B to this Proxy Statement.

        If the Bonus Plan, as amended, were in place for the fiscal year ended December 31, 2002, the following individuals or groups would have been entitled to a maximum bonus (subject to reduction by the Compensation Committee) as follows:

Stanley R. Zax Chairman of the Board and President of Zenith and Zenith Insurance	$1,800,000
Jack D. Miller Executive Vice President of Zenith and Zenith Insurance	$741,600
John J. Tickner Senior Vice President and Secretary of Zenith and Senior Vice President, General Counsel and Secretary, Zenith Insurance	$524,064
Robert E. Meyer Senior Vice President of Zenith and Senior Vice President and Actuary, Zenith Insurance	$463,500
William J. Owen Senior Vice President and Chief Financial Officer of Zenith and Zenith Insurance	$330,750
All current Executive Officers as a group	$3,859,914
All current Directors who are not Executive Officers, as a group	Not covered
All employees, including all current officers who are not Executive Officers, as a group	Not covered

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS HAS DETERMINED THAT THE AMENDED AND RESTATED EXECUTIVE OFFICER BONUS PLAN IS IN THE BEST INTEREST OF ZENITH AND ITS STOCKHOLDERS AND HAS APPROVED THE AMENDED AND RESTATED EXECUTIVE OFFICER BONUS PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE OFFICER BONUS PLAN.

CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL

        In December 2001, Zenith Insurance and its insurance subsidiaries entered into a ten percent quota share ceded reinsurance agreement with Odyssey America relating to all new and renewal business written by Zenith Insurance and its insurance subsidiaries for three years commencing January 1, 2002. Fairfax Financial owns approximately eighty-one percent of the outstanding shares of common stock of Odyssey Re Holdings. Odyssey America is a wholly owned subsidiary of Odyssey Re Holdings. In 2002, pursuant to the ten percent quota share ceded reinsurance agreement, Zenith Insurance and its insurance subsidiaries paid approximately $34 million in premiums to Odyssey America (approximately $6.1 million of which is considered unearned as of December 31, 2002) and Odyssey America paid approximately $16 million to Zenith Insurance and its insurance subsidiaries for commissions, losses and loss expenses. In addition, $19 million has been established as an estimate to be paid by Odyssey America to Zenith Insurance and its insurance subsidiaries for losses and loss expenses subsequently determined for prior periods.

        In connection with Zenith's private offering of $125 million aggregate principal amount of 5.75% Convertible Senior Notes due 2023, which was completed on March 21, 2003, Odyssey America purchased $30 million aggregate principal amount of the notes from the initial purchasers in the offering. The notes so purchased are initially convertible into 1,200,000 shares of Common Stock upon the occurrence of any of the following events: (i) if during any fiscal quarter (beginning with the third quarter of 2003) the sale price of the Common Stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day; (ii) after the 30th day following the initial issuance of the notes, if the credit rating assigned to the notes by Standard & Poor's Rating Services falls below a specified level; (iii) if Zenith has called the notes for redemption; or (iv) certain corporate events. Zenith waived the provisions of the Standstill Agreement, dated June 30, 1999, that it has with Fairfax Financial to the extent necessary to enable Fairfax Financial and its affiliates to participate in the offering.

        In addition, in a transaction unrelated to the offering, on March 21, 2003, the Standstill Agreement was amended to extend the term thereof to the earlier of (i) December 31, 2006 and (ii) the date that Stanley R. Zax is no longer Zenith's Chairman of the Board and President. Prior to such amendment, the agreement would have terminated upon the earlier of October 25, 2004 and Mr. Zax no longer serving in such positions.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        On February 12, 2003, the Board of Directors adopted a "Code of Ethics for Senior Financial Officers" that applies to Zenith's principal executive officer, its principal financial officer and its principal accounting officer. The Code of Ethics is posted on Zenith's website, www.thezenith.com.

INFORMATION RELATING TO INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP ("PwC") was Zenith's independent accountants for fiscal year 2002 and, upon the recommendation of the Audit Committee, the Board of Directors of Zenith has selected PwC as Zenith's independent accountants for fiscal year 2003.

Independent Accountants Fees

        Fees billed to Zenith by PwC are as follows:

  Audit Fees

        The aggregate fees (including expenses) billed to Zenith by PwC for professional services rendered for the audit of Zenith's financial statements for the year ended December 31, 2002 and reviews of the financial statements included in Zenith's Quarterly Reports on Form 10-Q for 2002 were $753,500.

  Financial Information Systems Design and Implementation

        There were no fees (including expenses) billed to Zenith by PwC for professional services rendered in 2002 for directly or indirectly operating or supervising the operation of Zenith's information systems or managing its local area network or for designing or implementing a hardware or software system that aggregates source data underlying Zenith's financial statements or generates information that is significant to Zenith's financial statements, taken as a whole.

  All Other Fees

        The aggregate fees billed to Zenith by PwC for services rendered in 2002 other than those described under "Audit Fees" and "Financial Information System Design and Implementation" were $217,470.

        The Audit Committee has considered whether the provision of services covered under "Financial Information Systems Design and Implementation" and "All Other Fees" was compatible with maintaining PwC's independence. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire to do so. For information concerning Zenith's Audit Committee, see "Audit Committee" above.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
MEETING OF STOCKHOLDERS

        Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next Annual Meeting of Stockholders to be held in 2004 must submit such proposals to Zenith no later than November 28, 2003 in order for them to be included in Zenith's proxy materials for such meeting or no later than February 11, 2004 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367, Attention: Secretary.

By Order of the Board of Directors
JOHN J. TICKNER Secretary

Dated: March 25, 2003

Appendix A

ZENITH NATIONAL INSURANCE CORP.

CHARTER
OF
THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS

AS AMENDED AND RESTATED BY THE BOARD
FEBRUARY 12, 2003

I. PURPOSE OF THE COMMITTEE

        The Audit Committee's purpose is to provide assistance to the Board of Directors (the "Board") in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Zenith National Insurance Corp. and its subsidiaries (the "Company"), including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and the Company's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

II. COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE") and the Sarbanes—Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act. Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Company for prior service so long as such compensation is not contingent in any way on continued service.

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement.

        The Chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairperson, the members of the Committee, by a majority vote, may designate a Chairperson. Each member of the Committee must be "financially literate", as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "accounting or related financial management expertise", as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be an "audit committee financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is an "audit committee financial expert", the Committee shall so inform the Company.

        Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of the NYSE and the SEC.

III. MEETINGS OF THE COMMITTEE

        The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Company's internal audit department or other person responsible for the internal audit function and (iii) the Company's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

        (a)  Select, in its sole discretion, the firm of independent auditors to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

        (b)  Review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Company and such auditors (which approval should be made after receiving input from the Company's management);

        (c)  Review the performance of the Company's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

        (d)  Obtain at least annually from the Company's independent auditors and review a report describing:

    (i)
    the independent auditors' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

        The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (e)  Oversee the independence of the Company's independent auditors by, among other things:

    (i)
    actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

    (ii)
    ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Company's financials statements have not performed audit services for the Company for more than the previous five consecutive fiscal years of the Company;

    (iii)
    ensuring that the Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company's audit; and

    (iv)
    considering whether there should be a regular rotation of the Company's independent auditors;

        (f)    Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection, evaluation and termination of the Company's independent auditors;

        (g)  Review and accept the annual audit plan of the Company's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

        (h)  Review the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors;

        (i)    Review with management, the Company's independent auditors and, if appropriate, the director of the Company's internal audit department, the following:

    (i)
    the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any major issues related thereto;

    (ii)
    critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements;

    (iii)
    major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company's financial statements;

    (iv)
    all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

    (v)
    all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

    (vi)
    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

        (j)    Review with the Chief Executive Officer and Chief Financial Officer and independent auditors, periodically, the following:

    (i)
    all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company's independent auditors;

    (ii)
    any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

    (iii)
    any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

        (k)  Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting;

        (l)    Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

    (i)
    any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

    (ii)
    any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

    (iii)
    any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

        (m)  Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

        (n)  Review:

    (i)
    the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors and management of the Company; and

    (ii)
    the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's annual report;

        (o)  Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

        (p)  Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

        (q)  Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent auditors, the Company's internal audit department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

        (r)  Review the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

        (s)  Establish clear hiring policies by the Company for employees or former employees of the Company's independent auditors;

        (t)    Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (u)  Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

        (v)  Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

        (w)  Review the Company's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditors;

        (x)  Review the Company's program to monitor compliance with the Company's Code of Business Conduct and Ethics and with the Code of Ethics for Senior Financial Officers, and meet periodically with the Company's Compliance Officer to discuss compliance with the Code of Business Conduct and Ethics and with the Code of Ethics for Senior Financial Officers;

        (y)  Obtain from the Company's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

        (z)  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

        (aa) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

        (bb) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the

Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function;

        (cc) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

        (dd) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

*************

Appendix B

Zenith National Insurance Corp.
Executive Officer Bonus Plan
(As Amended and Restated February 12, 2003)

1.
Defined Terms

        "Company" shall mean Zenith National Insurance Corp. and any successor thereto.

        "Company Combined Ratio" for any fiscal year shall mean the total combined ratio for the workers' compensation operations of the Zenith National Insurance Group for such fiscal year as determined from the consolidated statutory financial statements of the property and casualty insurance subsidiaries of the Zenith National Insurance Group.

        "Industry Combined Ratio" for any fiscal year shall mean the combined ratio for the workers' compensation insurance industry, as a whole, based on statutory financial statements for such fiscal year.

        "Executive Officer" shall have the meaning given thereto in Regulation S-K promulgated under the Securities Act of 1933, as amended.

2.
Amount of Bonus

        If the Company Combined Ratio is at least three percentage points, but less than five percentage points below the Industry Combined Ratio (as published or announced by any independent organization prior to the last day of the third month of the following year) for any fiscal year, then each Executive Officer shall be paid a bonus for such fiscal year in an amount equal to 100% of such Executive Officer's base salary in effect at the beginning of such fiscal year, which bonus amount shall, on a case by case basis, be subject to reduction or elimination in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

        If the Company Combined Ratio is at least five percentage points below the Industry Combined Ratio (as published or announced by any independent organization prior to the last day of the third month of the following year) for any fiscal year, then each Executive Officer shall be paid a bonus for such fiscal year in an amount equal to 150% of such Executive Officer's base salary in effect at the beginning of such fiscal year, which bonus amount shall, on a case by case basis, be subject to reduction or elimination in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

B-1

PROXY

This Proxy is Solicited by the Board of Directors
of Zenith National Insurance Corp.
for the Annual Meeting of Stockholders, May 20, 2003

        The undersigned stockholder hereby appoints Gerald Tsai, Jr. and Stanley R. Zax and each or any of them (each with full power of substitution), proxies for the undersigned to vote all shares of Common Stock of Zenith National Insurance Corp. ("Zenith") owned by the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 2003, at 9:00 a.m., at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, in connection with the matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 25, 2003 (the "Proxy Statement"), copies of which have been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND IN FAVOR OF THE AMENDED AND RESTATED EXECUTIVE OFFICER BONUS PLAN AS PROVIDED BY ZENITH'S PROXY STATEMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS THEY SEE FIT.

(Continued and to be marked, signed and dated on other side)

/*\ Detach here from proxy voting card. /*\

You can now access your Zenith account online.

Access your Zenith account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Zenith, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint acounts.

•
SSN
•
PIN
•
Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•
SSN
•
PIN
•
Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•
Certificate History
•
Book-Entry Information
•
Issue Certificate
•
Payment History
•
Address Change
•
Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Please mark your votes as indicated in this example	☒
		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below.

1.	Election of Directors:	☐	☐	2.	Proposal to amend and restate the Executive Officer Bonus Plan. For ☐ Against ☐ Abstain ☐
				3.	In their discretion, upon such other matters as may properly come before the meeting.
01 Max M. Kampelman 02 Robert J. Miller 03 Leon E. Panetta 04 Alan I. Rothenberg		05 William S. Sessions 06 Gerald Tsai, Jr. 07 Michael Wm. Zavis 08 Stanley R. Zax
(INSTRUCTION: To withhold authority for any individual nominee write that nominee's name in the space provided below.)

Dated:	, 2003

Signature

Signature

Note Please sign EXACTLY as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, an authorized officer should sign, and the corporate seal should be affixed. A proxy for shares held in joint ownership should be signed by each joint owner.

Please mark, sign and date this Proxy and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

/*\ Detach here from proxy voting card. /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11 pm, Eastern Time, May 19, 2003

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/znt

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1-800-435-6710

Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at: http://www.thezenith.com

QuickLinks

SCHEDULE 14A INFORMATION
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
COMPENSATION COMMITTEE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
AUDIT COMMITTEE
AUDIT COMMITTEE'S REPORT
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL TO APPROVE THE AMENDED AND RESTATED EXECUTIVE OFFICER BONUS PLAN (Item 2 on Proxy Card)
CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
INFORMATION RELATING TO INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
  Appendix A
ZENITH NATIONAL INSURANCE CORP. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AS AMENDED AND RESTATED BY THE BOARD FEBRUARY 12, 2003
  Appendix B
Zenith National Insurance Corp. Executive Officer Bonus Plan (As Amended and Restated February 12, 2003)